EXHIBIT  10.1


                       FORM OF CHANGE IN CONTROL AGREEMENT

The agreement contained below has the same form as separate agreements between the Company and certain of its officers except the following differences apply to the contract between the Company and the Chief Executive Officer, in which:
(1) the factor in Section 4(c)(ii)(b) is 2.999 instead of 2.000; and (2) the period in (i) the last proviso to Section 1, (ii) the lead-in paragraph to
Section  3,  (iii) the lead-in paragraph to Section 3(c), and (iv) Section 4 (c)
(vii), is thirty-six (36) months instead of twenty-four months, (3) the Initial Expiration Date is December 31, 2009, instead of December 31, 2007, and (4) in
Section 1, the date January 1, 2008 is January 1, 2010. The contract with the Company's Senior Vice President - Personal lines also provides for a continuation in salary and benefits for twelve months following any termination of employment by the Company, other than for cause, occurring prior to December 31, 2006, unless a change in control has previously occurred.



                                             Harleysville  Insurance
                                             355  Maple  Avenue
                                             Harleysville,  PA  19438-2297
                                             www.harleysvillegroup.com



[Name  of  Executive]
[Title]
355  Maple  Avenue
Harleysville,  PA  19438

RE:   CHANGE  IN  CONTROL  AGREEMENT

Dear  _______:

     Harleysville Group Inc. ("Employer") considers the establishment and maintenance of a sound and vital management team essential to protecting and enhancing the best interests of it and its stockholders and those of its parent company, Harleysville Mutual Insurance Company ("Parent") and the Parent's policyholders. In this connection, the Employer recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Employer exists and that such possibility and the uncertainty and questions which it may raise among management personnel as to the effect of such change in control on the Employer, may result in the departure or distraction of such personnel to the detriment of the Employer, the Parent, the Employer's stockholders and the Parent's policyholders. Accordingly, the Board of Directors of the Employer ("Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the key members of the Employer's management, including yourself, to their assigned duties without the distraction arising from the possibility of a change in control.

     In order to induce you to remain in the Employer's employ, this letter agreement ("Agreement") sets forth the severance benefits which the Employer agrees will be provided to you in the event your employment is terminated subsequent to a "Change in Control" (as defined in Section 2) and under the circumstances described below.

1. Term. This Agreement shall commence on January 1, 2005 and shall continue in effect through December 31, 2007 (the "Initial Expiration Date"); provided, however, that commencing on January 1, 2008, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year (each, an "Extended Expiration Date") unless, not later than twelve (12) months prior to the Initial Expiration Date or any Extended Expiration Date, as the case may be, the Employer shall have given notice that it does not wish to extend this Agreement; provided, further, if a Change in Control of the Employer shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control occurred.
2.     Change  in  Control.
For purposes of this Agreement, "Change in Control" of the Employer shall be deemed to have occurred:
          (a) if the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than twenty percent (20%) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than the Parent, the Employer, any trustee or other fiduciary holding securities under any employee benefit plan of the Employer or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Employer in substantially the same proportions as their ownership of stock of the Employer (for purposes of this Agreement, "Employer Voting Securities" shall mean the then outstanding voting securities of the Employer entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a
            ---------
Change in Control under this paragraph (a) : (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section 2; (ii) any acquisition of the Employer Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if
(x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and (iii) any acquisition of voting securities from the Employer or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933; and
(iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Employer Voting Securities (the "Parent Control Period"), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20% of the combined voting power of all Employer Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

               (b) if, during any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Employer or the Parent, as the case may be (the "Applicable Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Employer or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the
        --------
Employer or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Employer or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20% of the combined voting power of all Employer Voting Securities; or

               (c) upon consummation by the Employer of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer or the acquisition of assets or stock of another entity (a "Business Combination"), unless, in any such case, immediately following such Business Combination the following three conditions are met: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries (the "New Parent Corporation"), is represented, in either such case, directly or indirectly, by Employer Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Employer Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Employer Voting Securities, and (ii) no Person (excluding any employee benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent
Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Employer existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of Directors of the Employer at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

               (d) Parent affiliates with, or acquires by merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph (d) shall not apply if immediately prior
--------
to such affiliation or merger, Parent does not own more than 20% of the combined voting power of Employer Voting Securities; or

               (e) upon approval by the stockholders of the Employer and all necessary regulatory authorities of a complete liquidation or dissolution of the Employer; or

               (f) any other event shall occur that would be required to be reported by the Employer in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

                (g) the Employer or Parent has entered into a management agreement or similar arrangement pursuant to which an entity other than the Employer or the Parent or the Boards of Directors or the executive officers and management of the Employer or the Parent has the power to direct or cause the direction of the management and policies of the Employer or the Parent;
provided,  however,  that  this  paragraph  (g)  shall  not  apply to Parent if,
--------
immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20% of Employer Voting Securities.

3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a Change in Control shall occur during the term hereof, you shall be entitled to the benefits provided in Section 4 hereof upon the subsequent termination of your employment within twenty-four months following such Change in Control unless such termination is (a) because of your death or Retirement, (b) by the Employer for Cause , or (c) by you other than for Good Reason, in accordance with the following:
(a)     Disability;  Retirement.
(i) If, as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with the Employer on a full time basis for six (6) consecutive months and within 30 days after written notice of termination is given you shall not have returned to the full time performance of your duties, the Employer may terminate this Agreement for "Disability."
(ii) Termination of your employment based on "Retirement" shall mean termination in accordance with the Employer's retirement policy, including early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.
(b) Cause. The Employer may terminate your employment for Cause. Termination by the Employer of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Employer (other than any such failure resulting from your incapacity due to physical or mental illness), or any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason, as such terms are defined in Subsections 3(d) and 3(c), respectively, after a written demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act or failure to act on your part shall be considered "willful" unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Employer. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, you were guilty of conduct set forth above and specifying the particulars thereof in detail.
(c) Good Reason. You may terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, within twenty four (24) months following any Change in Control and without your express written consent:
(i) the assignment to you of any duties inconsistent with your positions, duties, responsibilities and status with the Employer immediately prior to a Change in Control or a change in your reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or any removal of you from or any failure to re-elect you to any of such positions, except in connection with the termination of your employment for Cause, Disability, Retirement or by you other than for Good Reason or as a result of your death;
(ii) a reduction in your base salary under the Employer's Wage and Salary Program in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter;
(iii) a failure by the Employer (A) to continue its executive incentive plans, as the same may be amended or modified from time to time but substantially in the form in effect immediately prior to a Change in Control ("Program"), or failure by the Employer to continue you as a participant in the Program on at least the basis in effect immediately preceding a Change in Control, provided that the failure to continue any one or more plans constituting the Program, or to continue you in any one or more plans shall not constitute Good Reason as long as, after giving effect to any such changes, the aggregate of the compensation which may be earned by you and the circumstances under which such amounts may be earned are substantially comparable, taken as a whole, as the Program, or (B) to pay you any installment of a previous award or of deferred compensation, if any, under the Program or any deferred compensation program in which you participated immediately prior to a Change in Control;

(iv)     the Employer requiring you to be based anywhere other than within fifty
(50)  miles  of  the  office  in Harleysville, Pennsylvania, except for required travel  on  business  to  an  extent  substantially consistent with the business travel  obligations  you  experienced immediately preceding a Change in Control;
(v) the failure by the Employer to continue in effect any benefit or compensation plan or arrangement, in which you are participating immediately preceding Change in Control, the taking of any action by the Employer not required by law which would adversely affect your participation in or materially reduce your benefits under any of such plans or deprive you of any material fringe benefit enjoyed by you at the time of the Change in Control or the failure by the Employer to provide you with the number of paid vacation days, holidays and personal days to which you are then entitled in accordance with the Employer's normal leave policy in effect immediately preceding a Change in Control; provided, however, that the failure to
            --------
continue any plan or benefit or the taking of any action which adversely affects your participation in, or materially reduces your benefits under any plan or deprives you of any material fringe benefit shall not be Good Reason under this
Section 3(c)(v) if the failure to continue or other action applies equally to all employees or executives covered by the plan or benefit.
(vi) the failure of the Employer to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Section 5 hereof; or
(vii) any purported termination of your employment by the Employer which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (d) below (and, if applicable, subparagraph (b) above). Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
(d) Notice of Termination. Any termination by the Employer pursuant to subparagraphs (a) or (b), above, or by you pursuant to subparagraph (c), above, shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.
(e) Date of Termination. "Date of Termination" shall mean (A) if this Agreement is terminated for Disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such 30-day period), (B) if your employment is terminated pursuant to subparagraph (c), above, the date specified in the Notice of Termination and (C) if your employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that, if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination gives notice to the other party, other than in Bad Faith, that a dispute exists concerning the termination and the party giving such Notice shall pursue his claim diligently and in other than Bad Faith, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). As used in this Agreement, "Bad Faith" shall mean that a dispute was asserted or maintained by you (i) for an improper purpose, such as to harass or cause unnecessary delay or needlessly increase the cost of resolution, or (ii) on a basis not warranted by existing law or a non-frivolous argument for the extension, modification, or reversal of existing law or the establishment of new law, or (iii) in the absence of evidentiary support (unless evidentiary support was reasonably likely to exist after investigation or discovery). Bad Faith shall only be determined to exist for purposes of this Agreement if the arbitrator selected pursuant to Section 10 hereof makes a specific finding thereof in his award.

4. Compensation Upon Termination Or During Disability Following A Change In Control.
(a) During any period following a Change in Control that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary at the rate then in effect and any installments of deferred portions of awards under the Program paid during such period until your employment is terminated pursuant to paragraph 3(a) hereof. Thereafter, your benefits shall be determined in accordance with the Employer's Long-Term Disability Plan, or any substitute plan then in effect.
(b) If, following a Change in Control, you terminate your employment other than for Good Reason or your employment shall be terminated for Cause, the Employer shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus all other amounts to which you are entitled under any compensation plan, the annual incentive plan, long-term incentive plan, or stock option plan of the Employer at the time such payments are due and the Employer shall have no further obligation to you.
(c) If, following a Change in Control, the Employer shall terminate your employment other than pursuant to paragraph (a) or (b) hereof or if you shall terminate your employment for Good Reason, then the Employer shall pay to you as severance pay in a lump sum on the thirtieth day following the Date of Termination, the following amounts:
(i) your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and an amount equal to the amount, if any, of the deferred portion of any awards which have been awarded to you pursuant to the Program but which have not yet been paid to you and the amount of Deferred Compensation, if any, under the Program which has accrued to your account; and
(ii) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, an amount equal to the product of (a) the higher of your annual base salary in effect as of (i) the date of the Change in Control, and (ii) the Date of Termination, plus the average target awards under any annual incentive plan for the last three years, multiplied by (b) the number 2.000; and
(iii) in lieu of payments of any type under any long-term incentive plan, and to the extent not covered by any other subsection of this Section 4(c), a cash amount equal to the sum of the target bonuses, pro-rated on a month-completed basis, for all long-term incentive plan periods in which you are currently participating plus any incentive compensation which has been allocated or awarded to you for a fiscal year or other measuring period preceding the Date of Termination but has not yet been paid. If all or part of a target award is comprised of shares of Employer's stock, the amount paid in cash shall be equal to the fair market value of the stock at the beginning of the plan period; and
(iv) to the extent you may not legally exercise any stock options at the time of Change of Control, then in lieu of shares of stock of the Company otherwise issuable upon exercise of stock options ("Options"), if any, granted to you under the Employer's Equity Incentive Plan or other plan then in effect (which Options shall be cancelled upon the making of the payment referred to below), you shall receive an amount in cash equal to the aggregate spread between the exercise prices of all Options held by you and the higher of (a) the highest closing price of the stock subject to the Options during the twelve months immediately preceding the Date of Termination, or (b) the highest price per share actually paid in connection with any Change in Control including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control (the higher price being hereinafter referred to as the Termination Price"); and

(v) in the event that any payments made to you under this Agreement or otherwise (the "Payments") are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then the Employer shall pay you an additional amount ("Gross Up") such that the net amount retained by you after deduction of any Excise Tax on the Payments and any Federal, State and local income taxes and Excise Tax upon the payments provided for by this Section 4(c)(v) shall be equal to the total value of the Payments at the time such payments are to be made. For the avoidance of doubt, this Section 4(c) (v) shall not provide you any additional amounts in respect of Federal, State, and local income taxes payable by you on amounts payable to you under any other section of this Agreement. For purposes of determining the amount of the Gross Up, you shall be deemed to pay Federal, State and local income taxes at the highest marginal rate of taxation in the calendar year in which the Payment is to be made. State and local income taxes shall be determined based upon the state and locality of your domicile on the Date of Termination. The determination of whether such Excise Tax is payable, the amount thereof, and the Gross Up shall be based upon the opinion of tax counsel selected by the Employer and acceptable to you. If such opinion is not finally accepted by the IRS upon audit, then appropriate adjustments shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined. The amount shall be paid by the appropriate party in one lump cash sum within 30 days of such computation. Notwithstanding anything to the contrary in this Section 4(c)(v), if the Payments would be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code (the "Code") (or any similar federal or state excise tax), but would not be so subject if the total of such Payments would be reduced by 10% or less, then such Payments shall be reduced by the minimum amount necessary so as not to cause the Employer to have paid an Excess Parachute Payment as defined in Section 280G(b)(1) of the Code and so you will not be subject to Excise Tax pursuant to Section 4999 of the Code. The calculation of any potential reduction pursuant to this paragraph or any disputes related thereto shall be made as described above with respect to the calculation of the Gross Up. In the event that the amount of any Payments that would be payable to or for your benefit under this Agreement must be modified or reduced to comply with this provision, you shall direct which Payments are to be modified or reduced; provided, however, that no change in the amount of any Payment or change in the timing of the Payment shall be made without the consent of the Employer. In no event shall the total Payments be reduced by more than 10% in order to avoid treatment as an Excess Parachute Payment; and

(vi) the Employer shall pay all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of
Section 4999 of the Code to any payment or benefit hereunder). Reimbursement of such legal fees and expenses shall be made on a regular and periodic basis by the Employer upon your presentation to the Employer of a statement of such fees and expenses prepared by your counsel under standard and customary methods; and
(vii) the Employer shall maintain in full force and effect, for your continued benefit for twenty-four (24) months after the Date of Termination, all employee health and welfare benefit plans, programs or arrangements in which you were entitled to participate immediately prior to the Date of Termination, including, without limitation, medical and dental, life, disability, accident and death insurance plans, provided your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Employer shall arrange to provide you with benefits substantially similar to those which you would have been entitled to receive under such plans and programs. Except for any insurance policy used by the Employer to fund any Rabbi Trust, at the end of the period of coverage, you shall have the option to have assigned to you at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer immediately preceding the Change in Control; and
(d) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you or benefits including retirement benefits provided to you as the result of employment by another employer after the Date of Termination or otherwise.
(e) In addition to all other amounts payable to you under Section 4, and to the extent not payable by reason of the other provisions hereof, you shall be entitled to receive all benefits which have accrued through the Date of Termination and are payable to you under the Extra Compensation Plan, the Supplemental Retirement Plan, the Pension Plan, the Non-Qualified Deferred
Compensation Plan and any other plan or agreement relating to retirement benefits.

5.     Successors'  Binding  Agreement.
(a) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. The Employer will also obtain agreement from such successor that it will not exercise its non-renewal option at any time within one year from the date of the Change in Control. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Employer in the same amount and on the same terms as you would be entitled hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in the Agreement, "Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
(b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate.
6. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Employer shall be directed to the attention of the Corporate Secretary or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address  shall  be  effective  only  upon  receipt.
7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in the Agreement. This
Agreement supersedes, in all respects, the Employment Agreement between the Employer and you dated July 1, 1999; such Employment Agreement shall be terminated and of no further force or effect effective the commencement date hereof; and from and after the commencement date hereof you irrevocably waive all rights under such Employment Agreement or arising therefrom. It is intended that the benefits payable hereunder shall be considered paid to you for your past services to the Employer and continuing services from the date hereof. Any payment provided for hereunder shall be paid net of any applicable withholding required under Federal, State and local law. No termination of this Agreement shall terminate the Employer's obligation to complete the payments of all amounts and benefits to which you became entitled, by operation of the provisions hereof, prior to expiration hereof. This is not an employment agreement; you remain an employee at will; in the event your employment is terminated prior to a Change in Control for any reason or no reason, no amounts are payable to you by reason of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive law of the Commonwealth of Pennsylvania.
8. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity of enforceability of any other provisions of this Agreement, which shall remain in full force and effect.
9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration before a single arbitrator in the Commonwealth of Pennsylvania in accordance with the Commercial
     Rules of the American Arbitration Association then in effect. Notwithstanding the pendancy of any such dispute or controversy, the Employer will continue to pay your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and installments under the Program) and, to the extent permitted by law, continue you as a participant in all compensation, benefits and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with paragraph 3(e) hereof. Amounts paid under the previous sentence shall be offset against, and shall reduce, any other amounts due under this Agreement. If the Employer is successful in the arbitration and the arbitrator makes a specific finding that the controversy was commenced or maintained in Bad Faith, then all amounts paid to you pursuant to Section 4(c)(vi) and the second sentence of this Section 10 shall be repaid by you to the Employer within thirty (30) days of the award. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during pendancy of any dispute or controversy arising under or in connection with this Agreement.
                                    Very  truly  yours,

                                    HARLEYSVILLE  GROUP,  INC.



     By   /s/Michael  L.  Browne
                                         ---------------------
                                         Michael  L.  Browne
                                         Chief  Executive  Officer


------------------------------
     NAME  OF  EMPLOYEE


AGREED  TO  THIS  _______________  DAY

OF  __________________________________